UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 12, 2010 (August 11, 2010)

JINHAO MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-52482	20-2308107
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Dawang Industrial Park
Hi-Tech Exploit Area
Zhaoqing City, Guangdong 526238
People’s Republic of China
(Address of principal executive offices)

(86) 7583625628
(Registrant's telephone number, including area code)

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Securities Purchase Agreement

On August 11, 2010, Jinhao Motor Company, a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with its major shareholder and subsidiaries and certain accredited investors (“Investors”), pursuant to which the Company agreed to issue and sell to such the Investors 6,857,204 units (the “Unit”) at a purchase price of $4.37496 per Unit (the “Series A Financing”). Each Unit will consist of one share of the Company’s newly-designated Series A Redeemable Convertible Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”) and one warrant (the “Warrant”; collectively, the “Warrants”) to purchase 0.5 share of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Series A Preferred Stock will be convertible into one share of the Company’s Common Stock (subject to customary adjustments). The Warrants will be immediately exercisable at a per share price of $6.56244 (subject to customary adjustments) and will have a term of three years. The Company is obligated to register the underlying shares of Common Stock within a pre-defined period.

Closing of the transactions contemplated by the Purchase Agreement is subject to the satisfaction or waiver of customary closing conditions, including completion of due diligence, filing of a Certificate of Designation for the Series A Preferred Stock with the Nevada Secretary of State and delivery of legal opinions from the Company’s legal counsel in New York, Nevada, the British Virgin Islands, Hong Kong and People’s Republic of China. At closing, the Company also agreed to enter into an investors’ rights agreement with the Investors and the Company’s principal stockholder and an indemnification agreement with a director appointed by the leading Investor. The closing is expected to occur within thirty (30) days.

Pursuant to the Purchase Agreement, the Company agreed to conduct its business in the ordinary course consistent with past practices and in a prudent manner. The Company also agreed that, until the closing, unless otherwise approved by Investors having interest in at least 66 2/3% of the aggregate investment amounts, it will not, and will cause its subsidiaries not to: (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, shares or property or otherwise) or make any other payment on or in respect of its shares; or (ii) incur any indebtedness (other than trade payables and other payables out of the ordinary course of business) of an aggregate amount in excess of US$2 million.

The Company also agreed to, (i) within thirty (30) days after closing, (a) appoint a Big Four Accounting Firm to serve as the Company’s independent registered public accounting firm and (b) purchase and maintain directors’ and officers’ liability insurance policies for the benefit of the director appointed by the leading Investor; and (ii) within six (6) months after the closing, (a) cause an appropriate subsidiary to acquire a car manufacturing company through acquisition or otherwise and (b) obtain certain PRC permits and certificates.

Hudson Securities, Inc. acted as the Company’s Placement Agent (“Placement Agent”) in connection with the Series A Financing. As compensation for its services, the Placement Agent will receive a cash fee equal to 5% of the gross proceeds received from the Series A Financing. The Placement Agent also will receive a warrant (the “Placement Agent Warrant”) to purchase up to 5% of the shares of Common Stock underlying the Series A Preferred Stock and the Warrants purchased by the Investors. The Placement Agent Warrant will have substantially the same term as the Warrants.

Series A Preferred Stock Agreement

On August 11, 2010, the Company entered into a series A preferred stock agreement (the “Side Agreement”) with one Investor, pursuant to which such Investor has agreed, notwithstanding the terms of the Series A Preferred Stock and the Purchase Agreement, to waive certain rights, preferences and privileges it would otherwise be entitled to thereunder and has agreed not to seek to enforce such rights, preferences and privileges against the Company.

Escrow Agreement

In connection with the Purchase Agreement, the Company will enter into an escrow agreement (the “Escrow Agreement”) with Hudson Securities, Inc. and Citibank, N.A., Hong Kong Branch, as escrow agent, pursuant to which the parties agreed to deposit the investment amount received from the Investors into escrow to be released upon the occurrence of the events set forth in the Escrow Agreement.

This brief description of the terms of the Warrant, the Placement Agent Warrant, the Securities Purchase Agreement, the Side Agreement and Escrow Agreement is qualified by reference to the provisions of the agreements attached to this report as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 is incorporated herein by reference in its entirety into Item 3.02.

The issuances of the Units to the Investors and the Placement Agent Warrant to the Placement Agent will be made in reliance on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended (the “Act”), for the offer and sale of securities not involving a public offering, Regulation D and Regulation S promulgated thereunder. None of the Units, the Series A Preferred Stock, the Warrants, the Placement Agent Warrant and the shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants and the Placement Agent Warrant have been registered under the Act and neither may be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations in substance that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

10.1	Securities Purchase Agreement, dated August 11, 2010, by and among the Company, the investors named therein, Mr. Tsoi Chak Shing, Jinhao Power Holdings Limited, Jinhao Motorcycle Company Limited, Guangdong Jinhao Motorcycle Co., Ltd. and Jinhao New Energy (Zhaoqing) Development Co, Ltd.

10.2	Series A Preferred Stock Agreement, dated August 11, 2010, by and among the Company, Islamic Bank of Asia Limited and Mr. Tsoi Chak Shing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, in the City of Zhaoqing, China on August 12, 2010.

JINHAO MOTOR COMPANY

By: /s/ Tsoi Chak Shing
Tsoi Chak Shing
Chief Executive Officer

EXHIBIT INDEX

10.1	Securities Purchase Agreement, dated August 11, 2010, by and among the Company, the investors named therein, Mr. Tsoi Chak Shing, Jinhao Power Holdings Limited, Jinhao Motorcycle Company Limited, Guangdong Jinhao Motorcycle Co., Ltd. and Jinhao New Energy (Zhaoqing) Development Co, Ltd.

10.2	Series A Preferred Stock Agreement, dated August 11, 2010, by and among the Company, Islamic Bank of Asia Limited and Mr. Tsoi Chak Shing.